UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Lloyds Banking Group plc (Exact name of registrant as specified in its charter)

United Kingdom (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

25 Gresham Street London EC2V 7HN United Kingdom (Address of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to to be registered

4.582% Subordinated Debt Securities due 2025	New York Stock Exchange
5.300% Subordinated Debt Securities due 2045	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-214016

Securities to be registered pursuant to Section 12(g) of the Act: None.

 INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, the prospectus dated November 4, 2016 (the “Prospectus”) included in the Registrant’s registration statement on Form F-4 (File. No. 333-214016) filed with the Commission on October 7, 2016, as amended on October 27, 2016 and November 2, 2016, relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of the New Notes” on pages 27 through 38 of the Prospectus, and “Material Tax Consequences of the Exchange Offer” on page 39 of the Prospectus.

Item 2.	Exhibits

	4.1	Subordinated Debt Securities Indenture between Lloyds Banking Group plc, as issuer, and The Bank of New York Mellon acting through its London branch, as trustee, dated as of November 4, 2014 (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on November 4, 2014).
	4.2	Form of Fifth Supplemental Indenture to the Subordinated Debt Securities Indenture between Lloyds Banking Group plc, as issuer, and The Bank of New York Mellon acting through its London Branch, as trustee (incorporated herein by reference from Exhibit 4.2 to the Form F-4 filed with the Commission on October 7, 2016).
	4.3	Form of Sixth Supplemental Indenture to the Subordinated Debt Securities Indenture between Lloyds Banking Group plc, as issuer, and The Bank of New York Mellon acting through its London Branch, as trustee (incorporated herein by reference from Exhibit 4.3 to the Form F-4 filed with the Commission on October 7, 2016).
	4.4	Form of Global Note for the 4.582% Subordinated Debt Securities due 2025.
	4.5	Form of Global Note for the 5.300% Subordinated Debt Securities due 2045.
	99.1	Prospectus (incorporated herein to the extent provided above by reference to the Registrant’s filing under Rule 424(b) on November 4, 2016).

SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf by the undersigned, thereto duly authorized.

Lloyds Banking Group plc

/s/ Vishal Savadia

Name: Vishal Savadia Title: Capital Issuance and Structuring, Group Corporate Treasury

November 28, 2016